Exhibit 4.2
ALEXZA MOLECULAR DELIVERY CORPORATION
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
          This Second Amended And Restated Investors’ Rights Agreement (the “Agreement”) is made and entered into as of November 5, 2004 by and among Alexza Molecular Delivery Corporation, a Delaware corporation (the “Company”), the parties listed on the Schedule attached to this Agreement as Exhibit A and incorporated herein by reference (the “Schedule of Holders”) as investors (the “Investors”), and the parties listed on the Schedule of Holders as holders of Common Stock of the Company and, as provided in Section 7.14 hereof, supersedes in its entirety that certain Amended and Restated Investors’ Rights Agreement dated as of September 17, 2002 by and among the Company and the other parties thereto (the “Prior Agreement”).
     The parties hereby agree as follows, for good and valuable consideration received:
1.	Interpretation
1.1	Definitions.
          (a)      “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “1933 Act”), and the declaration or ordering of effectiveness of such registration statement.
          (b)      “Registrable Securities” means: (i) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A, Series A-1, Series B, Series C or Series D Preferred Stock of the Company (“Series A Preferred,” “Series A-1 Preferred,” “Series B Preferred,” “Series C Preferred” and “Series D Preferred,” respectively) that are now owned or may hereafter be acquired by any Investor or any Investor’s permitted successors and assigns, (ii) all shares of Common Stock held by Minimum Common Holders (as defined below), (iii) solely for purposes of Sections 3.1, 3.1 and 3.5 through 3.12, shares of Common Stock issuable upon exercise of the warrant issued to Montgomery & Co., LLC (the “Montgomery Warrant”), and (iv) all shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clauses (i), (ii) and (iii) of this Section 1.1(b), and; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the 1933 Act.
          (c)      “Registrable Securities then outstanding” means the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or

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(ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.
          (d)      “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the 1933 Act or any assignee of record of such Registrable Securities to whom rights under Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series A, Series A-l, Series B, Series C or Series D Preferred convertible into such Registrable Securities will be deemed to be the Holder of such Registrable Securities, and provided, further, that the Company will in no event be obligated to register shares of Series A, Series A-l, Series B, Series C or Series D Preferred, and that Holders of Registrable Securities will not be required to convert their shares of Series A, Series A-1, Series B, Series C or Series D Preferred into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.
          (e)      “Minimum Common Holder” means a holder of at least 250,000 shares of Common Stock (as adjusted for stock dividends, combinations, stock splits and the like) who is a party to this Agreement.
          (f)      “Form S-3” means such registration form under the 1933 Act as is in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          (g)      “SEC” means the U.S. Securities and Exchange Commission.
          (h)      “Conversion Stock” means Common Stock issued or issuable upon the conversion of Series A, Series A-1, Series B, Series C or Series D Preferred Stock.
          (i)      “IPO” means the consummation of the sale of securities pursuant to a registration statement filed by the Company under the 1933 Act in connection with the initial firm commitment underwritten offering of its securities to the general public.
2.	Information Rights
     2.1      Financial Information. The Company will deliver to each Holder who so requests in writing and at the time of such request holds at least 500,000 shares of Series A, Series A-1, Series B, Series C or Series D Preferred Stock, Common Stock or Conversion Stock arising from the conversion of Series A, Series A-1, Series B, Series C or Series D Preferred Stock (as adjusted for stock dividends, combinations, stock splits and the like) the following:
          (a)      Annual Reports. The Company will furnish to the Holder, as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year, all prepared in accordance with generally accepted

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accounting principles and practices and audited by nationally recognized independent certified public accountants;
          (b)      Quarterly Reports. The Company will furnish to the Holder, as soon as practicable and in any case within sixty (60) days after the end of each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, and an unaudited Statement of Income and an unaudited Statement of Cash Flows;
          (c)      Annual Budget. The Company will furnish to the Holder, as soon as practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company will also promptly furnish to such Holder amendments to the annual budget, if any.
     2.2      Information Meetings. The Company will hold, not less than twice in each calendar year, a meeting (the “Information Meeting”) at which all holders of Series A, Series A-1, Series B, Series C and Series D Preferred Stock may meet, as a group, with the Company’s Board of Directors (the “Board”), as a group, to discuss the status of the Company and other appropriate matters of mutual interest concerning the Company. Information meetings will not take place during meetings of the Board. At least one of the Information Meetings may be held, at the Company’s election, in conjunction with the Company’s Annual Meeting of Stockholders. The Company will send written notice of each Information Meeting to all holders of Series A, Series A-1, Series B, Series C and Series D Preferred Stock at least 30 days in advance of the date fixed for such meeting.
     2.3      Confidentiality. Each Holder will hold all information received pursuant to Sections 2.1 and 2.2 in confidence, and will not use or disclose any of such information to any third party, except (i) to the extent such information is made publicly available through no action of the Investors, and (ii) to the extent any investor which is a partnership or other venture capital fund desires, according to its policies as in effect from time to time, to disclose summary or financial information about the Company to investors in and other partners of such Investor as part of such Investor’s regular communication process with its investors and partners, provided that prior to any such disclosure the Investor will furnish the Company with a copy of information relating to the Company, which the Investor proposes to so distribute to its investors and partners, and the Investor and the Company, discussing in good faith and with commercial reasonableness, will agree on the final content of any such disclosure as to the Company to be made by the Investor. Financial information of the Company will be subject to the confidentiality obligations of this Section 2.3, but need not be furnished to the Company or discussed with the Company prior to permitted disclosure.
     2.4      Termination of Certain Rights. The Company’s obligations under Sections 2.1 and 2.2 hereof will terminate upon the closing of the IPO or an Asset Transfer or Acquisition (each as defined in Section 4.7).
     2.5      Rule 144A Information. The Company will provide each Holder without regard to the number of shares of the Company’s stock held by the Holder, upon request, with such

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written information as may be required in order to permit such Investor to resell any shares of the Company’s stock pursuant to Rule 144A promulgated under the 1933 Act.
3.	Registration Rights; Restrictions on Transfer
     3.1      Limitations on Disposition. Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until: (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) such Holder has notified the Company of the proposed disposition and will have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the Holder will, have furnished the Company, at the expense of such Holder or such Holder’s transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act. Notwithstanding the provisions of Sections 3.1(a) and (b) hereof, no such registration statement or opinion of counsel will be required: (i) for any transfer of any Registrable Securities in compliance with SEC Rule 144 or Rule 144A; (ii) for the transfer by gift, will or intestate succession by the Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; or (iii) for the transfer to an affiliate, partnership, partner, retired partner, member, retired member, the estate of any partner or member or his or her spouse or lineal descendants or any trust for the benefit of the foregoing of any Holder; (iv) in the case of Zesiger Capital Group (“ZCG”), for the transfer to any principal, employee or investment advisory client of ZCG and (v) in the case of an MDS Entity (as defined below), for the transfer to any transferee which is an MDS Entity; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder, and provided that Holder hereby covenants not to effect such transfer if such transfer either would invalidate either the securities laws exemptions pursuant to which the Registrable Securities were originally offered and sold or would itself require registration and/or qualification under the Securities Act or applicable state securities laws. “MDS Entity” means any corporation, trust, partnership, limited liability corporation or partnership or other form of business entity or legal person which is an investment fund to which MDS Capital Corp. or any of its affiliates provides investment management and/or advisory services (and also means MDS Capital Corp. and its affiliates) and “MDS Entities” means all of them.
     3.2      Demand Registration.
          (a)      Request by Holders. If the Company receives at any time after the earlier of: (i) six (6) months after the effective date of the IPO; or (ii) November 5, 2009, a written request from the Holders of Conversion Stock holding at least thirty percent (30%) of the Registrable Securities held by all Holders of Conversion Stock (the “Initiating Holders”) that the Company file a registration statement under the 1933 Act covering the registration of Registrable Securities pursuant to this Section 3.2, then the Company will, within ten (10) business days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders of Conversion Stock, and effect, as soon as practicable, and, in connection with a registration that is not an IPO, within ninety (90) days after receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered and included in such registration, by written notice given by such

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Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3.2; provided that the Registrable Securities requested by all Holders of Conversion Stock to be registered pursuant to such request must be at least thirty percent (30%) of all Registrable Securities then outstanding having an aggregate offering price of at least $5,000,000.00.
          (b)      Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they will so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company will include such information in the Request Notice. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and acceptable to a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 3.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company will so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting will be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in the demand registration will not be reduced unless (i) all other securities of the Company are first entirely excluded from the underwriting and registration, and (ii) all Registrable Securities included in the demand registration pursuant to Section 3.3 hereof are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the registration.
          (c)      Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 3.2, subject to the provisions of Section 3.2(d) hereof with respect to demand registrations that are withdrawn by the Holders, as described therein.
          (d)      Expenses. Subject to the limitations set forth in Section 3.2(d), all expenses incurred in connection with the registrations pursuant to this Section 3.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ discounts and commissions), will be borne by the Company. Each Holder participating in such registrations pursuant to this Section 3.2 will bear such Holder’s proportionate share based on the total number of shares sold in such registration by all Holders selling shares in such registration, of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company will not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3.2 if the registration

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request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, and the Holders who had requested to sell shares in such withdrawn registration will pay and reimburse the Company for all of the Company’s costs and expenses, including without limitation its fees and costs of its counsel, related to such withdrawn registration unless the Holders agree to forfeit their right to one demand registration pursuant to Section 3.2; provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition (financial or otherwise) or business of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders will not be required to pay any of such expenses and will retain their full rights pursuant to this Section 3.2.
     3.3      Piggyback Registrations. The Company will notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration under Section 3.4 of this Agreement or pursuant to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          (a)      Underwriting. If a registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, then the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated first to the Company, and second to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above will be restricted so that: (i) the number of Registrable Securities included in

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any such registration is not reduced below thirty-three and one-third percent (33.33%) of the shares included in the registration, except for a registration relating to the IPO, from which all Registrable Securities may be excluded (provided that no stockholders of the Company other than those exercising rights under Section 3.2, if any, are included in the IPO); (ii) all shares that are not Registrable Securities and are held by persons who are officers or directors of the Company (or any subsidiary of the Company) will first be excluded from such registration and underwriting before any Registrable Securities are so excluded; and (iii) Registrable Securities held by Minimum Common Holders will be excluded from registration and underwriting before any other Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting, whether by a Holder or by the underwriter(s), will be excluded and withdrawn from the registration. For (i) any Holder which is a partnership or corporation, an affiliate, partner (including, without limitation, a limited partner) or member of such Holder, or an entity controlling, controlled by or under common control with such Holder, (ii) in the case of ZCG, any principal, employee or investment advisory client of ZCG and (iii) in the case of an MDS Entity, any MDS Entity, the partners, retired partners and holders of common stock of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
                 (b)      Expenses. All expenses incurred in connection with a registration pursuant to this Section 3.3 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders and Common Holders, will be borne by the Company.
          3.4      Form S-3 Registration. If the Company receives from any Holder or Holders of at least 30% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:
                 (a)      Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and
                 (b)      Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that

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the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4 if any of the following apply:
               (i)      If Form S-3 is not available for such offering by the Holders;
               (ii)      If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000.00;
               (iii)      If the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 3.4; or
               (iv)      In any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
          (c)      Expenses. Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 3.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company will pay all expenses incurred in connection with each registration requested pursuant to this Section 3.4 (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.
          (d)      Not Demand Registration. Form S-3 registrations will not be deemed to be demand registrations as described in Section 3.2 hereof.
     3.5      Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:
          (a)      Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.
          (b)      Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.
          (c)      Copies of Prospectus. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933

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Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
          (d)      Other Securities Laws. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not qualified to do business or is not subject to service.
          (e)      Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.
          (f)      Update of Prospectus. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
          (g)      Opinion; Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.
          (h)      Listing. Caused all such Registrable Securities registered hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed.
     3.6      Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or 3.4 hereof that the selling Holders, where applicable, furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

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     3.7      Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.
     3.8      Right of Deferral. Notwithstanding the foregoing, the Company will not be obligated to file a registration statement pursuant to this Section 3:
          (a)      if the Company, within ten (10) days after its receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within sixty (60) days of receipt of such request (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing all reasonable efforts to cause such registration statement to become effective;
          (b)      within six (6) months immediately following the effective date of any registration statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or
          (c)      if the Company furnishes to Initiating Holders, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of Common Stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company will have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.
     3.9      Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4 hereof:
          (a)      By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended, (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
               (i)      Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
               (ii)      The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

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               (iii)      Any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;
and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.
          (b)      By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 3.9(b) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.
          (c)      Notice. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly

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notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.
          (d)      Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.
          (e)      Contribution. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.
          (f)      Survival. The obligations of the Company and Holders under this Section 3.9 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

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     3.10      “Market Stand-Off” Agreement. Each Holder will, to the extent requested by the Company or by an underwriter of securities of the Company, refrain from selling or otherwise transferring or disposing of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees, or to affiliates or partners of the Holder, who in each case agree to be similarly bound) for:
          (a)      up to one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the 1933 Act for the IPO, provided that all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock of the Company are similarly bound; or
          (b)      up to ninety (90) days, or such lesser period as the officers and directors of the Company are similarly bound, following the effective date of any registration statements filed within four (4) years after the date of the final prospectus relating to the IPO; provided, however, that such Holder is selling Registrable Securities held by him, her or it in such registration statement, and provided further that all officers and directors of the Company then holding Common Stock of the Company, and holders of more than one percent (1%) of the Common Stock of the Company outstanding immediately prior to the effective date of the IPO, enter into similar agreements. In order to enforce the foregoing covenant, the Company will have the right to place restrictive legends on the certificates representing the shares subject to this Section 3 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under this Section 3.10 or that are necessary to give further effect thereto.
     3.11      Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company will:
          (a)      Information. Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the effective date of the first registration under the 1933 Act filed by the Company for an offering of its securities to the general public;
          (b)      Other Reports and Documents. Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and
          (c)      Compliance with Rule 144. So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an

13.

offering of its securities to the general public), and of the 1933 Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).
     3.12      Termination of the Company’s Obligations. The Company will have no obligations pursuant to Sections 3.2 through 3.4 hereof with respect to (i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the IPO; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 3.2, 3.3 or 3.4 hereof if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the 1933 Act pursuant to Rule 144 under the 1933 Act.
     3.13      Subsequent Registration Rights. Except as provided in Section 7.2 of this Agreement, from and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder demand registration rights on a parity with or senior to those granted to Holders hereunder.
4.	Right Of First Purchase
     4.1      Definition of New Securities. “New Securities” means any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and any other securities of any type whatsoever, including without limitation convertible debt, that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:
          (a)      shares issued upon conversion of the Series A Preferred, Series A-1 Preferred, Series B Preferred, Series C Preferred or Series D Preferred;
          (b)      shares issued or issuable pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided, however, that the right of first purchase established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;
          (c)      shares of Common Stock issued upon the exercise of options to the Company’s officers, directors, employees, consultants, and advisors under employee and consultant stock option and stock purchase plans of the Company, including the 2001 and 2002 Equity Incentive Plans of the Company, and under other written agreements with employees of or consultants or advisors to the Company that are approved by the affirmative vote of at least a majority of the total number of then-authorized directors;

14.

          (d)      securities issued in connection with any stock split, stock dividend or recapitalization by the Company;
          (e)      securities issued in connection with the following transactions involving the Company, which are primarily for other than equity financing purposes of the Company and, in the case of securities valued at $500,000.00 or more in the aggregate, which are approved in each case by the affirmative vote of at least a majority of the total number of then-authorized directors: (i) strategic alliances, joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements; (ii) agreements with equipment lessors, banks or other institutions providing borrowing facilities to the Company;
          (f)      securities issued to the public in a public offering pursuant to an effective registration statement under the 1933 Act in connection with which all outstanding shares of Preferred Stock will be converted into Common Stock;
          (g)      shares of Preferred Stock issued by the Company pursuant to the terms of Section 1.3 of the Purchase Agreement; and
          (h)      shares of Common Stock issued upon exercise of the Montgomery Warrant.
     4.2      Eligible Purchaser; Obligations of Affiliates; Exercise of Rights.
          (a)      Eligible Purchaser. For purposes of this Section 4, (i) an “Eligible Purchaser” means, subject to the provisions of Section 4.7 hereof with respect to termination of any particular Investor’s rights of first purchase hereunder, an Investor holding at least 500,000 shares of Series A, Series A-1, Series B, Series C or Series D Preferred, (as adjusted for stock dividends, combinations, stock splits and the like) at the time of such issuance of New Securities, and any affiliate of such Investor, and (ii) an “affiliate” of an Investor means (x) a partner, member or shareholder of such Investor, or any entity or person controlling, under common control with or controlled by an Investor, (y) in the case of ZCG, includes any principal, employee or investment advisory client of ZCG and (z) in the case of an MDS Entity, includes any MDS Entity. Each affiliate of an Investor is intended as a third party beneficiary hereunder solely with respect to the provisions of this Section 4, provided that a waiver by an Investor of any right, notice requirement, time period or other term or condition of this Section 4 will also be deemed to constitute a waiver by all affiliates of such Investor.
          (b)      Obligations of Affiliates. Any Investor affiliate which purchases any portion of any New Securities will be required, as a condition to such purchase, to execute a counterpart copy of any documents relating to such purchase of New Securities as are required to be executed by other purchasers of such New Securities, including this Agreement if the New Securities will be subject to this Agreement.
     4.3      Right of First Purchase of New Securities. The Company hereby grants to each Eligible Purchaser and its affiliates, as defined above, the right of first purchase to purchase up to its “Pro Rata Share” (as defined below) of New Securities which the Company may, from time to time, propose to sell and issue. The Eligible Purchasers may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities.

15.

The “Pro Rata Share” of each Eligible Purchaser, for purposes of this right of first purchase, is the ratio of (i) the total number of shares of Common Stock held by such Eligible Purchaser (including any shares of Common Stock into which shares of the Series A, Series A-l, Series B, Series C or Series D Preferred held by such Eligible Purchaser are convertible) to (ii) the total number of shares of Common Stock and Common Stock warrants, rights or options outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).
     4.4      Notice. In the event the Company proposes to undertake an issuance of New Securities, it will give to each Eligible Purchaser written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which such Eligible Purchaser is entitled to purchase pursuant to this Section 4, and a statement that each Eligible Purchaser will have twenty (20) days to respond to such Notice. The Company, when required to notify Eligible Purchasers under this Section 4, will be deemed to have fulfilled all its notice obligations under this Section 4 if, in the case of Eligible Purchasers which are affiliates of an Investor, it has notified such Investor only, and all affiliates of such Investor will be deemed to have received such notice at the time the Investor received it. Each Eligible Purchaser will have twenty (20) days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.
     4.5      Partial Exercise. If one or more Eligible Purchaser fails to exercise in full its right of first purchase within the twenty (20) day period specified in the Notice (the “Partial Exercise Purchasers”), each Eligible Purchaser who exercised its rights of first purchase in full (the “Full Exercise Purchasers”) will have a right of first purchase to purchase up to its Pro Rata Share of the New Securities not taken up by the Partial Exercise Purchasers. The Company will give to each Full Exercise Purchaser written notice (the “Second Notice”) of the number of shares which such Full Exercise Purchaser is entitled to purchase under this Section 4.5, and a statement that each Full Exercise Purchaser will have ten (10) days after the date of receipt of the Second Notice to agree to purchase any or all of its Pro Rata Share of the remaining New Securities for the price and upon the terms initially specified in the Notice by giving written notice to the Company and stating therein the quantity of remaining New Securities to be purchased and forwarding payment for the New Securities to the Company if immediate payment is required by the terms of the Notice.
     4.6      Sale of New Securities. If a Full Exercise Purchaser fails to exercise in full its right of first purchase within the ten (10) day period specified in the Second Notice, or if there are no Full Exercise Purchasers after the twenty (20) day period specified in the Notice, the Company will have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby will be closed, if at all, within sixty (60) days after the date of such agreement) to sell the New Securities respecting which such Eligible Purchaser’s rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance

16.

with the foregoing within sixty (60) days after the date of such agreement), the Company will not thereafter issue or sell any New Securities without first offering such securities to such Eligible Purchaser in the manner provided above.
     4.7      Termination of Right of First Purchase. The rights of first purchase established by this Section 4 will terminate (a) immediately prior to the IPO, or (b) upon (i) the acquisition by a third party or parties of all or substantially all the assets of the Company (an “Asset Transfer”) or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction (an “Acquisition”).
5.	Other Covenants
     5.1      Directors’ Expenses and Compensation. The Company will pay reasonable travel and lodging expenses of Outside Directors and directors who are nominees of the holders of Series C and Series D Preferred in accordance with the Second Amended and Restated Voting Agreement dated as of the Effective Date by and between the Company and the other parties thereto (the “Voting Agreement”), for their attendance at Board and Board Committee meetings. Subject to such director’s compliance with policy guidelines as to travel and lodging reimbursement as established by the Board, and upon presentation of a reimbursement request therefor in reasonable detail, and, under appropriate written agreements according to the specific situation, for other services (such as certain financial, technological, or marketing advice), beyond attending Board and Board Committee meetings, which directors may render on behalf of the Company in their capacity as directors, the Company will pay such directors’ reasonable travel and lodging expenses. An “Outside Director” is an individual who is not employed by or a current consultant to any party (including the Company) to this Agreement and who does not control, whether by voting power or by written agreement, any party (including the Company) to this Agreement.
     5.2      Board Meetings. Until otherwise agreed in writing by the holders of at least a majority of the outstanding Series A, Series A-l, Series B, Series C and Series D Preferred and Conversion Stock, together, there will be at least four (4) meetings of the Board, in person or by conference call, during each calendar year, held at least once per quarter.
     5.3      Operating Committee. So long as the Company maintains an Operating Committee (or other committee of the Board of Directors serving a substantially similar purpose), at least one of the Series D Directors (as defined in the Voting Agreement) shall be a member of such committee; provided, however, that if two Series C Directors (as defined in the Voting Agreement) are members of such committee, then two Series D Directors shall also be members of such committee.
     5.4      Real Property Holding Company. The Company shall provide prompt notice to New Enterprise Associates 10, Limited Partnership (“NEA 10”) following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by

17.

NEA 10, the Company shall provide NEA 10 with a written statement informing NEA 10 whether NEA 10’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to NEA 10 shall be delivered to NEA 10 within 10 days of NEA 10’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.
6.	Assignment
Notwithstanding anything herein to the contrary:
      6.1      Information Rights. The rights of a Holder under Section 2 of this Agreement may only be assigned with the Company’s prior written consent, not to be unreasonably withheld, and may not be assigned to a Competitor, or an affiliate of a Competitor, as determined in good faith by the Board at the time of the proposed assignment. “Competitor” means an entity which (i) is engaged in research, development and/or commercialization with respect to any form of delivery of any therapeutic agent by inhalation or volatilization, and/or (ii) is engaged in research, development and/or commercialization of any Targeted Compounds. A “Targeted Compound” is any therapeutic compound or class of compounds, as determined under customary scientific principles and terminology, however delivered, as to which the Company, at the time of proposed assignment, has been, or is, engaged in research, development and/or commercialization, or as to which the Company has indicated, at or prior to the date of the proposed assignment, by presentation in good faith by management to the Board, or by confirmation by Board resolution, or as evident in any business plan or similar planning document of the Company in process at, or completed by, the date of such proposed assignment, the Company intends to pursue for research, development and/or commercialization. Notwithstanding the foregoing, the rights of a Holder under Section 2 of this Agreement may be assigned without the Company’s prior written consent to (i) an affiliate, partner (including, without limitation, a limited partner) or member of such Holder or an entity controlling, controlled by or under common control with such Holder, (ii) in the case of ZCG, any principal, employee or investment advisory client of ZCG and (iii) in the case of an MDS Entity, any MDS Entity.
      6.2      Rights of First Purchase. The rights of an Investor under Section 4 hereof may be assigned only to a party who acquires from an Investor (or an Investor’s permitted assigns) at least that number of shares of Series A, Series A-1, Series B, Series C or Series D Preferred or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 4.2(a) hereof, respectively; provided, however, that the rights of an Investor under Section 4 of this Agreement may be assigned to (i) an affiliate, partner (including, without limitation, a limited partner) or member of such Holder or an entity controlling, controlled by or under common control with such Holder, (ii) in the case of ZCG, any principal, employee or

18.

investment advisory client of ZCG, without regard to any minimum share amount and (iii) in the case of an MDS Entity, any MDS Entity, without regard to any minimum share amount.
     6.3      Registration Rights. The registration rights of a Holder under Section 3 hereof may be assigned only to a party who acquires, in one or more transactions, a total of at least 200,000 shares of any of Series A, Series A-1 Preferred or Conversion Stock issued upon conversion of Series A or Series A-1 Preferred, or at least 600,000 shares of any of Series B Preferred, Series C Preferred, Series D Preferred or Conversion Stock issued upon conversion of Series B, Series C or Series D Preferred originally purchased by a Holder from the Company (as adjusted for stock dividends, combinations, stock splits and the like), provided that transfers by a Holder to, as applicable, a partner, member or shareholder of the Holder, an affiliate of such Holder (i.e., an entity controlled by, under common control with or controlling the Holder, or, if the Holder is an individual, controlled by the Holder), or to, as applicable, a partner, member or shareholder of an affiliate of the Holder, may be made without restriction as to any minimum amount of shares so transferred. No assignment by any party of any rights hereunder will become effective until the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, and specifying which rights are being assigned; and such assignee has agreed in writing, by executing a counterpart copy of this Agreement, to receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.
7.      Miscellaneous
     7.1      Notices. Any report, payment, notice, or other communication required or permitted under this Agreement will be in writing, will be delivered personally, including delivery by courier such as FedEx or DHL, or by certified mail, return receipt requested, postage prepaid, or by facsimile, or by electronic mail (“email”) and will be deemed given and received upon actual delivery or, if mailed by certified mail, three (3) days after deposit in the mail, or upon transmission by facsimile with confirmed answerback or upon transmission by email upon confirmed delivery to the intended recipient, for Holders, to the address indicated the records of the Company for each Holder, and for the Company as follows:
If to the Company, to:
Alexza Molecular Delivery Corporation
Attn: Chief Executive Officer
1001 East Meadow Circle
Palo Alto, CA 94303
Facsimile: 650-687-3996
Email: tking@alexza.com

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     with a copy to:
     Cooley Godward LLP
     Attn: James C. T. Linfield
     380 Interlocken Crescent, Suite 900
     Broomfield, CO 80021
     Facsimile: 720-566-4099
     Email: linfieldjct@cooley.com
     Each party will notify all other parties hereto of changes of address of the notifying party in the manner provided for in this Section 7.1.
     7.2      Additional Parties. During the term of this Agreement, holders of at least 250,000 shares of Common Stock of the Company, as adjusted for stock splits, stock dividends, and recapitalizations of Common Stock, may also become parties to this Agreement with respect to all their shares of Common Stock by executing a counterpart to this Agreement.
     7.3      Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.
     7.4      Governing Law. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.
     7.5      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be enforced to the maximum extent possible under applicable law and the remainder of such provision(s) will be excluded from this Agreement, and the balance of this Agreement will be interpreted as if such provision(s) or portion(s) thereof were so excluded and will continue to be enforceable in accordance with its terms.
     7.6      Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding.
     7.7      Third Parties. Except with respect to the rights of affiliates of the Investors under Section 4.2 hereof, who will be entitled to exercise their right of first purchase under Section 4 hereof as intended third party beneficiaries, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
     7.8      Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors and permitted assigns of the parties hereto. Each transferee or assignee of any shares

20.

of capital stock of the Company from any Investor will be bound by and subject to the terms and conditions of this Agreement that are applicable to such transferee’s transferor or assignor, and the Company will require, as a condition precedent to the transfer of any shares of capital stock of the Company subject to this Agreement, that the transferee agree in writing to be bound by, and subject to, all the terms and conditions of this Agreement.
     7.9      Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and will not be used to construe or interpret this Agreement.
     7.10      Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     7.11      Costs and Attorneys’ Fees. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party’s reasonable fees and costs of attorneys incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.
     7.12      Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.
     7.13      Aggregation of Stock. All shares of equity securities of the Company held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement. In the case of ZCG, all shares of equity securities of the Company held or acquired by principals, employees or investment advisory clients of ZCG will be aggregated together for the purpose of determining the availability of any rights under this Agreement. In the case of an MDS Entity, all shares of equity securities of the Company held or acquired by an MDS Entity will be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     7.14      Termination of Prior Agreement. This Agreement supersedes the Prior Agreement in its entirety, and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all preemptive rights and rights of first refusal and any notice periods associated therewith otherwise applicable to the transactions contemplated by the Series D Preferred Stock Purchase Agreement by and among the Company and the parties thereto, dated as of even date herewith.
     7.15      Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

21.

Notwithstanding anything to the contrary contained herein, if the Company shall issue any securities in accordance with Section 4.1(e) or (g) of this Agreement, any purchaser of such securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.
[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.
Company
ALEXZA MOLECULAR DELIVERY CORPORATION

By:	/s/ Thomas B. King

Thomas B. King
Chief Executive Officer

Holder

ALLOY PARTNERS 2002, L.P.
By:	Alloy Ventures 2002, LLC
its General Partner

By:	/s/ J. Leighton Read

Managing Member of Alloy Ventures 2002, LLC

ALLOY VENTURES 2002, L.P.
By:	Alloy Ventures 2002, LLC
its General Partner

By:	/s/ J. Leighton Read

Managing Member of Alloy Ventures 2002, LLC

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P.
By:	Burrill & Company (Biotechnology GP), LLC
its General Manager

By:	/s/ G. Steven Burrill

Name:	G. Steven Burrill
Title: Managing Member
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY
(DAPER I)

By:	/s/ Michael G. McCaffery

for Tyler Edelstein
Managing Director — Separate Investments

CMEA VENTURES LIFE SCIENCES 2000, L.P.

By:	/s/ Thomas R. Baruch

General Partner

CMEA VENTURES LIFE SCIENCES 2000, CIVIL LAW PARTNERSHIP

By:	/s/ Thomas R. Baruch

General Partner

DELPHI VENTURES VI, L.P.
By:	Delphi Management Partners VI, LLC
General Partner

By:	/s/ Deepika R. Pakianathan

Deepika R. Pakianathan
Managing Member

DELPHI BIOVENTURES VI, L.P.
By:	Delphi Management Partners VI, LLC
General Partner

By:	/s/ Deepika R. Pakianathan

Deepika R. Pakianathan
Managing Member
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

FRAZIER HEALTHCARE III, L.P.
By:	FHM III, LLC, its general partner
By:	Frazier & Company, Inc., Member

By:	/s/ Alan D. Frazier

Alan D. Frazier, President

FRAZIER AFFILIATES III, L.P.
By:	FHM III, LLC, its general partner
By:	Frazier & Company, Inc., Member

By:	/s/ Alan D. Frazier

Alan D. Frazier, President

FRAZIER HEALTHCARE IV, L.P.
By:	FHM IV, LP, its general partner
By:	FHM IV, LLC, its general partner

By:	/s/ Alan D. Frazier

Alan D. Frazier, Member

FRAZIER AFFILIATES IV, L.P.
By:	FHM IV, LP, its general partner
By:	FHM IV, LLC, its general partner

By:	/s/ Alan D. Frazier

Alan D. Frazier, Member

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP
By:	NEA Partners 10, Limited Partnership, its general partner

By:	/s/ C. Richard Kramlich

C. Richard Kramlich, General Partner
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PACIFIC RIM AQUA LIFE SCIENCE NO.1 INVESTMENT PARTNERSHIP
By:	Pacific Rim Ventures, Co. Ltd.

By:	/s/ Masahiro Michishita

Masahiro Michishita, M.D., Ph.D., President

PACIFIC RIM AQUA LIFE SCIENCE NO.2 INVESTMENT PARTNERSHIP
By:	Pacific Rim Ventures, Co. Ltd.

By:	/s/ Masahiro Michishita

Masahiro Michishita, M.D., Ph.D., President

PACIFIC RIM AQUA LIFE SCIENCE NO.3 INVESTMENT PARTNERSHIP
By:	Pacific Rim Ventures, Co. Ltd.

By:	/s/ Masahiro Michishita

Masahiro Michishita, M.D., Ph.D., President

PACIFIC RIM AQUA LIFE SCIENCE NO.4 INVESTMENT PARTNERSHIP
By:	Pacific Rim Ventures, Co. Ltd.

By:	/s/ Masahiro Michishita

Masahiro Michishita, M.D., Ph.D., President

PRIVATE EQUITY HOLDING — ALEXZA, L.L.C.
By:	Howard Hughes Medical Institute
Its Sole Member and Manager

By:	/s/ Landis Zimmerman

Landis Zimmerman
Vice President and Chief Investment Officer
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

VERSANT VENTURE CAPITAL II, L.P.
By:	Versant Ventures II, LLC
Its General Partner

By:	/s/ Samuel D. Colella

Samuel D. Colella
Managing Director

VERSANT AFFILIATES FUND II-A, L.P.
By:	Versant Ventures II, LLC
Its General Partner

By:	/s/ Samuel D. Colella

Samuel D. Colella
Managing Director

VERSANT SIDE FUND II, L.P.
By:	Versant Ventures II, LLC
Its General Partner

By:	/s/ Samuel D. Colella

Samuel D. Colella
Managing Director

ALZA CORPORATION RETIREMENT PLAN
CITY OF MILFORD PENSION & RETIREMENT FUND
PUBLIC EMPLOYEE RETIREMENT SYSTEM OF IDAHO
FRANCOIS deMENIL
NICOLA ZESIGER MULLEN
ALAN B. & JOANNE K. VIDINSKY 1993 TRUST
WELLS FAMILY LLC
JOHN J. & CATHERINE H. KAYOLA
MURRAY CAPITAL, LLC
NFIB EMPLOYEE PENSION TRUST
ALBERT L. ZESIGER
ALEXA ZESIGER CARVER
ASPHALT GREEN, INC.
BARRIE RAMSAY ZESIGER
BROOK DEY COSBY
CITY OF STAMFORD FIREMEN’S PENSION FUND
DOMENIC J. MIZIO
HELEN HUNT
MARY I. ESTABIL
MEEHAN FOUNDATION
MROGAN TRUST CO. OF THE BAHAMAS LTD. AS TRUSTEE U/A/D 11/30/93
NATIONAL FEDERAL OF INDEPENDENT BUSINESS
PETER LOORAM
PSYCHOLOGY ASSOCIATES
THEEUWES FAMILY TRUST, FELIX THEEUWES TRUSTEE

By:	ZESIGER CAPITAL GROUP LLC,
As agent and attorney-in-fact

By:	/s/ Barrie R. Zesiger

Barrie R. Zesiger
Managing Director
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

MDS LIFE SCIENCES TECHNOLOGY FUND II
NC LIMITED PARTNERSHIP
By:	MDS LSTF II (NCGP) Inc.
Its General Partner

By:	/s/ Graysanne Bedell /s/ Gregory D. Gubitz

Name:	Graysanne Bedell and Gregory D. Gubitz

Title:	Secretary and Vice President

MDS LIFE SCIENCES TECHNOLOGY FUND II
QUEBEC LIMITED PARTNERSHIP
By:	MDS LSTF II (QGP) Inc.
Its General Partner

By:	/s/ Graysanne Bedell /s/ Gregory D. Gubitz

Name:	Graysanne Bedell and Gregory D. Gubitz

Title:	Secretary and Vice President

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP
By:	ML II (NCGP) Inc.
Its General Partner

By:	/s/ Graysanne Bedell /s/ Gregory D. Gubitz

Name:	Graysanne Bedell and Gregory D. Gubitz

Title:	Secretary and Vice President

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.
By:	Burrill & Company (Life Sciences GP), LLC
its General Manager

By:	/s/ G. Steven Burrill

Name:	G. Steven Burrill
Title:	Managing Member
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.
By:	Burrill & Company (Indiana GP), LLC
its General Manager

By:	/s/ G. Steven Burrill

Name:	G. Steven Burrill
Title:	Managing Member
SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF INDIVIDUAL:

Joseph Klein III

/s/ Joseph Klein III

Signature

PRINTED NAME IF INDIVIDUAL:

Leah Zaffaroni

/s/ Leah Zaffaroni

Signature

PRINTED NAME IF INDIVIDUAL:

Alejandro A. Zaffaroni

/s/ Alejandro A. Zaffaroni

Signature

PRINTED NAME IF INDIVIDUAL:

Matilda Nieri

/s/ Matilda Nieri

Signature

PRINTED NAME IF INDIVIDUAL:

Laura Surroco

/s/ Laura Surroco

Signature

PRINTED NAME IF INDIVIDUAL:

Gonzalo M. Silveira

/s/ Gonzalo M. Silveira

Signature

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF INDIVIDUAL:

Gianfranco Antognini

/s/ Gianfranco Antognini

Signature

PRINTED NAME IF INDIVIDUAL:

Maria Viaud

/s/ Maria Viaud

PRINTED NAME IF INDIVIDUAL:

Donna Swanson

/s/ Donna Swanson

PRINTED NAME IF INDIVIDUAL:

Guillermo Surraco

/s/ Guillermo Surraco

PRINTED NAME IF INDIVIDUAL:

Jack Berg

/s/ Jack Berg

PRINTED NAME IF INDIVIDUAL:

Paul Berg

/s/ Paul Berg

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF INDIVIDUAL:

Stephen A. Schneider

/s/ Stephen A. Schneider

PRINTED NAME IF INDIVIDUAL:

Isaac Stein

/s/ Isaac Stein

PRINTED NAME IF INDIVIDUAL:

Gordon Ringold

/s/ Gordon Ringold

PRINTED NAME IF INDIVIDUAL:

Joseph Glaser II

/s/ Joseph Glaser II

PRINTED NAME IF INDIVIDUAL:

Robert J. Glaser Jr. and Christine Pisel Glaser

/s/ Robert J. Glaser Jr. and /s/ Christine Pisel Glaser

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

5AM VENTURES, LLC
5AM CO-INVESTORS, LLC
By:	5AM PARTNERS, LLC
Its Manager

By:	/s/ John Diekman

John Diekman
Managing Partner

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ABINGWORTH BIOVENTURES IV LP

By:	/s/ Stephen Bunting

Name:	Stephen Bunting

Title:	Director of Abingworth Management Limited as Manager

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ABINGWORTH BIOVENTURES IV EXECUTIVES LP

By:	/s/ Stephen Bunting

Name:	Stephen Bunting

Title:	Director of Abingworth Management Limited as Manager

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:
WESTRIVER CAPITAL, LLC

By:	/s/ Erik J. Anderson

Name:	Erik J. Anderson

Title:	Managing Member

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ST. FRANCIS GROWTH FUND

By:	/s/ Kevin J. Makley

Name:	Kevin J. Makley

Title:	President

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

AJ TRUSTS PARTNERSHIP

By:	/s/ Marcia L. Goldman

Name:	Marcia L. Goldman

Title:	Managing Partner

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

JMJ TRUSTS PARTNERSHIP

By:	/s/ Douglas R. Goldman

Name:	Douglas R. Goldman

Title:	Managing Partner

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

GF 86 LLC ROCKEFELLER & CO.

By:	/s/ Ellen Fox

Name:	Ellen Fox

Title:	Managing Director

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ZAFFARONI REVOCABLE TRUST 1/24/86

By:	/s/ Alejandro Zaffaroni

Name:	Alejandro Zaffaroni

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ZAFFARONI REVOCABLE TRUST 1/24/86

By:	/s/ Alejandro Zaffaroni

Name:	Alejandro Zaffaroni

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ZAFFARONI FAMILY PARTNERSHIP L.P.

By:	/s/ Alejandro Zaffaroni

Name:	Alejandro Zaffaroni

Title:	General and Limited Partner

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ALEXANDER PETER ZAFFARONI TRUST U/T/D 12-29-88

By:	/s/ Gayle Adams

Name:	Gayle Adams

Title:	Trustee

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

CHARLES ADAM ZAFFARONI TRUST U/T/D 12-29-88

By:	/s/ Gayle Adams

Name:	Gayle Adams

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

THE 1989 LEECH LIVING TRUST

By:	/s/ Ana M. Leech

Name:	Ana M. Leech

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ALEJANDRO ZAFFARONI, TRUSTEE

ZAFFARONI RETIREMENT TRUST FBO: M. LORETTE VIAUD

By:	/s/ Alejandro Zaffaroni

Name:	Alejandro Zaffaroni

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ALEJANDRO ZAFFARONI, TRUSTEE
ZAFFARONI RETIREMENT TRUST FBO: DONNA L. SWANSON

By:	/s/ Alejandro Zaffaroni

Name:	Alejandro Zaffaroni

Title:	Trustee

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

CARAMIA LLC

By:	/s/ Fay Holloschutz

Name:	Fay Holloschutz

Title:	Asst Secretary

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

CARISSIMO LLC

By:	/s/ Edith Rosenkranz

Name:	Edith Rosenkranz

Title:	Member

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

GRAMA VENTURES LLC

By:	/s/ Roberto P. Rosenkranz

Name:	Roberto P. Rosenkranz

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

LUNA VENTURES LLC

By:	/s/ Gerardo M. Rosenkranz

Name:	Gerardo M. Rosenkranz

Title:	Chairman

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

THE PAPAGENO TRUST

By:	/s/ Ricardo T. Rosenkranz

Name:	Ricardo T. Rosenkranz

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

By:	/s/ Henry H. Hopkins

Name:	Henry H. Hopkins

Title:	Vice President

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

SALLY L. GLASER AND R. DAVID BOWER, TRUSTEES
BOWER FAMILY REVOCABLE TRUST

By:	/s/ Sally L. Glaser

Name:	Sally L. Glaser

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ROBERT J. GLASER, JR, TRUSTEE
NATALIE D. BOWER IRREVOCABLE TRUST

By:	/s/ Robert J. Glaser, Jr.

Name:	Robert J. Glaser, Jr.

Title:	Trustee

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

ROBERT J. GLASER, JR, TRUSTEE
AUDREY LOUISE BOWER IRREVOCABLE TRUST

By:	/s/ Robert J. Glaser, Jr.

Name:	Robert J. Glaser, Jr.

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

SALLY L. GLASER, TRUSTEE
ROBERT JOY GLASER III 1996 TRUST

By:	/s/ Sally L. Glaser, Trustee

Name:	Sally L. Glaser

Title:	Trustee

PRINTED NAME IF CORPORATION/PARTNERSHIP/TRUST:

SALLY L. GLASER, TRUSTEE
CAROLINE PISEL GLASER 1996 TRUST

By:	/s/ Sally L. Glaser, Trustee

Name:	Sally L. Glaser

Title:	Trustee

SIGNATURE PAGE TO ALEXZA CORPORATION AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

Investor Counterpart Signature Page
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the 6th day of December, 2004.

INVESTORS:

Surinvex International Corporation

By:	/s/ Juan C. Rachetti

Name:	JUAN C. RACHETTI
Title:	TREASURER
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the 20th day of December, 2004.

INVESTORS:

/s/ Farah Champsi

Farah Champsi
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the 5th day of December, 2004.

INVESTORS:

/s/ Laura Surraco De Canessa

Laura Surraco De Canessa
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the ___day of December, 2004.

/s/ Edward Hurwitz

Edward Hurwitz
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the ___day of December, 2004.

/s/ Henry Wendt III

Henry Wendt III
SIGNATURE PAGE TO ALEXZA CORPORATION SECOND AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the 20th day of December, 2004.

Montgomery Alexza Partners

By:	/s/ Phillip Valtairo

Name:	Phillip Valtairo
Title:	CFO
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the ___day of December, 2004.

GC&H Investments LLC

By:	/s/ John L. Cardoza

Name:	John L. Cardoza
Title:	Managing Member
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the 22nd day of December, 2004.

WS Investments Company

By:	/s/ James A. Terranova

Name:	James A. Terranova
Title:
     In Witness Whereof, the undersigned has executed the Second Amended and Restated Investors’ Rights Agreement as of the ___day of December, 2004.

INVESTORS:

/s/ Edward Penhoet

Edward Penhoet, Ph.d.
SIGNATURE PAGE TO ALEXZA CORPORATION SECOND AMENDED AND
RESTATED INVESTORS’ RIGHTS AGREEMENT
ALEXZA CORPORATION

Exhibit A

Minimum Common Holders	Number Of Shares
Stephen Schneider	3,542,550
Zaffaroni Family Partnership	700,000
Daniel Mufson	550,000
Gordon Ringold	500,000
Stein 1995 Revocable Trust	435,000
Carol Christopher	358,333
Joshua Rabinowitz	350,000

Investors	Number Of Shares
Holders of Series A Preferred Stock

Zaffaroni Revocable Trust U/T/D 1/24/86	262,000
Elisa Zaffaroni	196,000
Stein 1995 Revocable Trust	250,000
Alejandro A. Zaffaroni	123,000
Alexander Peter Zaffaroni Trust 12/29/88	123,000
Charles Adam Zaffaroni Trust 12/29/88	123,000
Leah Zaffaroni	123,000
Laura Surraco	100,000
Alexander Zarucki Ringold Trust	50,000
Gordon Ringold	50,000
Gordon Ringold and Tanya Zarucki Trust	50,000
Greggory Zarucki Ringold Trust	50,000
Joshua B. Stein Trust Two	50,000
Melanie Gault-Ringold Trust	50,000
Nicholas Gault-Ringold Trust	50,000
Sarah E. Stein Trust Two	50,000
Tanya Zarucki	50,000
Cecilia Surraco	50,000
Fernando Guarnaschelli	50,000
Gabriela Silveira	50,000
Gustavo Nicolich	50,000
Jorge Gibbs	50,000
Matilda Nieri	50,000
Rosina Guarnaschelli	50,000
Alberto Barcia	30,000
Ana Leech	30,000
Felipe L. Silveira Trust	30,000
Gonzalo Silveira	30,000
Marta Rachetti	30,000
Martin B. Silveira Trust	30,000
Nicolas F. Silveira Trust	30,000

A-1.

Investors	Number Of Shares
Donna Swanson	25,000
Josefina Gonzales	25,000
Maria Benn	25,000
Maria Viaud	25,000
Abraham Tugentman	20,000
Jose Segundo	20,000
Marco Alvarado	12,500
Mariana Marabolie	12,500
Daniel Leech	10,000
David Leech	10,000
Jose C. Carle	5,000

Holders of Series A-1 Preferred Stock

Peter Olson	1,449,225
Olson 1999 Children’s Trust	128,820
Patricia Olson	32,205

Holders of Series B Preferred Stock

Zaffaroni Revocable Trust U/T/D 1/24/86	3,575,000
Serfina International Corporation	2,101,000
Caramia LLC	150,000
Surinvex International Corporation	80,000
The Grapa Trust	75,000
The Pyramid Trust	75,000
The Papagrno Trust	35,000
Isy Goldwasser	35,000
Alex A. Zaffaroni	27,500
Leah Zaffaroni	27,500
Charles Adam Zaffaroni Trust DTD 12/29/88	27,500
Alexander Peter Zaffaroni Trust DTD 12/29/88	27,500
Guillermo Surraco	25,000
Gonzalo M. Silveira	25,000
Matilda Nieri	25,000
The 1989 Leech Living Trust	25,000
Donna Swanson	25,000
M. Lorette Viaud	25,000
Brenda Love-Zedjl	25,000
Terence Fant	10,000
Ken Flax	10,000
Peter Coy and Judy Coy Trust DTD 9/12/96	10,000

Holders of Series C Preferred Stock

New Enterprise Associates 10, L.P.	2,540,560

A-2.

Investors	Number Of Shares
NEA Ventures 2002, L.P.	25,662
Alza Corporation Retirement Plan	97,000
City of Milford Pension & Retirement Fund	250,500
Public Employee Retirement System of Idaho	641,500
Francois deMenil	32,000
Nicola Zesiger Mullen	32,000
Alan B. & Joanne K. Vidinsky 1993 Trust	32,000
Wells Family LLC	64,000
John H. and Catherine H. Kayola	6,111
Murray Capital, LLC	32,000
NFIB Employee Pension Trust	96,000
CMEA Ventures Life Sciences 2000, L.P.	1,805,374
CMEA Ventures Life Sciences 2000, Civil Law Partnership	119,293
Gianfranco Antognini	641,556
Versant Venture Capital II, L.P.	7,948,407
Versant Side Fund II, L.P.	71,039
Frazier Healthcare IV, L.P.	5,425,681
Frazier Affiliates IV, L.P.	27,542
Frazier Healthcare III, L.P.	2,547,068
Frazier Affiliates III, L.P.	19,155
Burrill Biotechnology Capital Fund, L.P.	2,566,223
Alloy Ventures 2002, L.P.	3,123,445
Alloy Partners 2002, L.P.	84,333
Alex A. Zaffaroni	20,000
Leah Zaffaroni	20,000
Alexander Peter Zaffaroni Trust 4/15/89	20,000
Charles Adam Zaffaroni Trust 4/15/89	20,000
Elisa Zaffaroni Trust 4/15/89	64,000
Laura Surraco	20,000
Gonzalo M. Silveira	45,000
Surinvex International Corporation	25,000
Isy Goldwasser	32,000
Peter Schultz	32,000
Kenneth Nussbacher & Loretta Nussbacher Revocable Trust UTA 10/6/99	32,000
Arthur Kornberg	8,000
Carolyn Kornberg	8,000
1995 Diekman Revocable Trust DTD 6/30/95	167,556
David Singer	16,000
William W. Bradley	48,000
Shomar Corporation	32,000
Zderic Family Trust	32,000

A-3.

Investors	Number Of Shares
Holders of Series D Preferred Stock

Alloy Ventures 2002, L.P.	3,785,808
Alloy Partners 2002, L.P.	102,217
Delphi Ventures VI, L.P.	5,389,342
Delphi BioInvestments VI, L.P.	53,893
New Enterprise Associates 10, L.P.	1,166,407
CMEA Ventures Life Sciences 2000, L.P.	1,100,248
CMEA Ventures Life Sciences 2000, Civil Law Partnership	66,159
Versant Venture Capital II, L.P.	3,025,951
Versant Affiliates Fund II-A, L.P.	57,424
Versant Side Fund II, L.P.	27,045
Frazier Healthcare III, L.P.	385,900
Frazier Affiliates III, L.P.	2,902
Frazier Healthcare IV , L.P.	2,707,872
Frazier Affiliates IV , L.P.	13,746
5AM Ventures LLC	408,243
5 AM CO-Investors, LLC	58,320
Albert L. Zesiger	78,000
Alexa Zesiger Carver	15,700
Cudd & Co.	27,000
Barrie Ramsay Zesiger	78,000
Brook Dey Cosby	12,000
City of Milford Pension & Retirement Fund	78,000
City of Stamford Firemen’s Pension Fund	153,000
Domenic J. Mizio	78,000
Cudd & Co.	27,000
John J. & Catherine H. Kayola	1,700
Mary Estabil	5,000
Meehan Foundation	27,000
Morgan Trust Co.of the Bahamas Ltd. as Trustee U/A/D 11/30/93	136,000
Booth & Co.	78,000
Peter Looram	23,000
Psychology Associates	11,000
Mellon Bank NA custodian for PERSI-Zesiger Capital	311,000
Theeuwes Family Trust, Felix Theeuwes Trustee	27,000
Abingworth Bioventures IV LP	3,854,977
Abingworth Bioventures IV Executives LP	33,048
Private Equity Holding-Alexza, L.L.C.	2,332,815
WestRiver Capital, LLC	1,944,012
The Board of Trustees of the Leland Stanford Junior University (DAPER I)	38,880

A-4.

Investors	Number Of Shares
St. Francis Growth Fund	38,880
Burrill Life Sciences Capital Fund	879,423
Burrill Indiana Life Sciences Capital Fund	73,143
Pacific Rim AQUA Life Science No.1 Investment Partnership	155,521
Pacific Rim AQUA Life Science No.2 Investment Partnership	311,042
Pacific Rim AQUA Life Science No.3 Investment Partnership	349,922
Pacific Rim AQUA Life Science No.4 Investment Partnership	738,725
MDS Life Sciences Technology Fund II NC Limited Partnership	1,437,539
MDS Life Sciences Technology Fund II Quebec Limited Partnership	506,474
MLII Co-Investment Fund NC Limited Partnership	388,802
AJ Trusts Partnership	77,760
JMJ Trusts Partnership	77,760
GF 86 LLC	77,761
Joseph Klein III	19,440
Zaffaroni Revocable Trust 1/24/86	2,250,000
Zaffaroni Revocable Trust 1/24/86	522,000
Zaffaroni Family Partnership, L.P.	780,000
Leah Zaffaroni	34,000
Alejandro A. Zaffaroni	34,000
Alexander Peter Zaffaroni Trust 12/29/88	195,000
Charles Adam Zaffaroni Trust 12/29/88	195,000
Matilda Nieri	50,000
1989 Leech Living Trust	32,636
Laura Surraco	25,000
Gonzalo M. Silveira	160,000
Gianfranco Antognini	385,000
Maria Viaud	25,000
Alejandro Zaffaroni Trustee Zaffaroni Retirement Trust: FBO M. Lorette Viaud	15,000
Donna Swanson	33,000
Alejandro Zaffaroni Trustee Zaffaroni Retirement Trust: FBO Donna Swanson	17,000
Guillermo Surraco	180,000
Caramia LLC	45,000
Carissimo LLC	45,000
Grama Ventures LLC	90,000
Luna Ventures LLC	90,000
Papageno Trust	90,000
Jack Berg	60,000

A-5.

Investors	Number Of Shares
Paul Berg	10,000
Surinvex International Corporation	180,000
Lobstercrew & Co. As Nominee for T. Rowe Price Health Sciences Fund, Inc.	1,555,210
Laura Surraco de Canessa	25,000
Farah Champsi	38,880
Edward Hurwitz	38,880
Edward Penhoet, Ph.D.	38,880
Henry Wendt III	77,760
Bower Family Revocable Trust	13,000
Natalie Davis Bower Irrevocable Trust	6,000
Audrey Louise Bower Irrevocable Trust	6,000
Joseph Glaser II	20,000
Robert J. Glaser Jr. and Christine Pisel Glaser, Community Property	11,000
Robert Joy Glaser III 1996 Trust	7,000
Caroline Pisel Glaser 1996 Trust	7,000
Montgomery Alexza Partners	116,641
GC&H Investments LLC	38,880
WS Investment Company, LLC	38,880

A-6.